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                                                                    EXHIBIT 10.5

                                  AVIALL, INC.
                            BENEFIT RESTORATION PLAN


         THIS AVIALL, INC. BENEFIT RESTORATION PLAN ("Plan") was adopted pursuant to a resolution approved by the Board of Directors of Aviall, Inc. and its subsidiaries (the "Company") on October 15, 1993 and was effective as of January 1, 1994. Subsequently, the Plan was amended and restated in accordance with the terms and conditions hereinafter set forth.

                                   WITNESSETH:

         WHEREAS, the Company desires to establish a benefit restoration income plan for the exclusive benefit of certain employees as designated herein so as to reward them for their loyal and faithful service and to aid them in increasing their economic security by providing additional funds at retirement with respect to those benefits that may have been reduced because of certain limitations under the Retirement Plan, under the Internal Revenue Code, as amended, and as imposed by the Employee Retirement Income Security Act of 1974 (ERISA); and

         WHEREAS, the Company has been authorized by its Board of Directors to enter into this Agreement in order to provide for the proper administration of the Plan;

         NOW, THEREFORE, in consideration of the premises herein contained, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following words, when used herein, shall have the meaning indicated unless the context indicates otherwise:



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         1.01 "Agreement" or "Plan" - The plan set forth in this document, as it may be amended from time to time. This Agreement shall be known as the Aviall, Inc. Benefit Restoration Plan.

         1.02 "Beneficiary" - The person or persons last designated by a Participant, by written notice filed with the Committee, to receive a Plan benefit upon the death of the Participant. In the event a Participant fails to designate a person or persons as provided above, or if no beneficiary so designated survives the Participant, then for all purposes of this Plan, the beneficiary shall be the spouse of the Participant. If the spouse is not living, then payment shall be made to the Participant's then living children in equal shares. If no spouse or child of the Participant is living, then payment shall be made to the Participant's estate.

         1.03 "Code" - The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.04 "Committee" - The Retirement Committee appointed under the Aviall, Inc. Retirement Plan.

         1.05 "Company" - Aviall, Inc. and each of its affiliates or subsidiaries which have adopted the Retirement Plan or any corporation or business organization which shall assume or succeed to the company's obligations under the Plan.

         1.06 "Effective Date" - January 1, 1994.

         1.07 "Participant" - A participant in the Retirement Plan whose benefit entitlement under such plan is restricted by Section 401(a)(17) and/or Section 415 of the Code or any successor provision thereto, or as a result of receiving shares of Restricted Stock Rights under the Aviall, Inc. Bonus Plan for certain executives.

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         1.08 "Restricted Shares" - shall mean shares of the common stock of
Aviall, Inc. granted as Restricted Shares, Deferred Shares or Performance Shares under the Aviall, Inc. 1998 Stock Incentive Plan which are subject to vesting provisions relating to future employment with the Company, or Management Objectives, or both.

         1.09 "Restricted Stock Rights" shall mean shares of the common stock of Aviall, Inc. which are subject to vesting provisions related to future employment with the Company.

         1.10 "Retirement Plan" - The Aviall, Inc. Retirement Plan.

         1.11 "Ryder Retirement Plan" - The Ryder System, Inc. Retirement Plan.

                                   ARTICLE II

                                   ELIGIBILITY

         Any Participant who qualifies for a benefit under the Retirement Plan and whose amount of benefit entitlement under the Retirement Plan, or the Ryder Retirement Plan, or both, is reduced or restricted by reason of the application of the limitations set forth in Sections 401(a)(17) and/or 415 of the Code or any successor provision thereto, or by reason of the receipt of Restricted Stock Rights under the Aviall, Inc. Bonus Plan for certain executives, shall be entitled to participate and receive a benefit hereunder.

                                   ARTICLE III

                            BENEFITS, FORM OF PAYMENT

         3.01 Benefits - The benefits under this Plan to which an eligible Participant or Beneficiary shall be entitled shall be an amount equal to the difference, if any, between (a) and (b) below:

              (a) The amount of benefits to which a Participant would be entitled under the Retirement Plan, or the Ryder Retirement Plan, or both, if such benefits

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         were computed (i) without giving any effect to the limitations imposed by Sections 401(a)(17) and 415 of the Code, or any successor provision thereto, as now or hereafter in effect and, if applicable, (ii) by considering as "Basic Compensation" under the Retirement Plan the value of Restricted Stock Rights awarded to the Participant under the Aviall, Inc. Bonus Plan;

                                      less

              (b) The amounts of benefits to which he is entitled under the

         Retirement Plan, or the Ryder Retirement Plan, or both.
For purposes of determining the benefits payable pursuant to clause (a)(ii) above, the value of the Restricted Stock Rights or Restricted Shares, shall be based on the price for shares of Aviall, Inc. common stock fixed by the Board of Directors of Aviall, Inc. for purposes of calculating the number of shares of Restricted Stock Rights or Restricted Shares to be awarded to the Participant, and such value shall be included in "Basic Compensation" for the year in which such Restricted Stock Rights or Restricted Shares, was awarded, but only to the extent such Restricted Stock Rights or Restricted Shares, vests (that is, the restrictions on such Restricted Stock Rights or Restricted Shares lapse) in accordance with the terms of the Aviall, Inc. Bonus Plan. For purposes of determining the benefits to be payable under the foregoing provisions of this
Section 3.01, only benefits accrued under the Ryder Retirement Plan on or prior to December 31, 1993 shall be taken into account.

         The amount of benefit so determined shall be subject to such adjustments as the Committee, from time to time, deems appropriate to reflect any changes in the application of the limitations imposed by said Sections 401(a)(17) and/or 415 of the Code or any successor provision thereto with respect to the computations of benefits under the Retirement Plan, or the

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Ryder Retirement Plan, or both, including, where applicable, a decrease, in a like amount, in the benefit payable under this Plan whenever an increase in the limits under the Retirement Plan, or the Ryder Retirement Plan, or both, imposed by said Code Sections occurs as a result of cost of living adjustments or otherwise. Benefits under this section of the Plan will be paid only to the extent that the Participant meets the vesting requirements of the Retirement Plan, or the Ryder Retirement Plan, or both. Once the initial amount of benefit payable under this Plan has been determined, such amount will represent a fixed amount, not subject to future increases or decreases for any reason.

         3.02 Payment of Benefits - Except as hereinafter specifically provided, the payment of benefits to which a Participant or Beneficiary shall be entitled under this Plan shall be paid in the same manner, the same form, as of the same date, and subject to the same conditions as the benefits under the Retirement Plan; provided, however, that for employees who terminated employment prior to January 1, 1997 and who were eligible for early, normal or delayed retirement benefits under the Retirement Plan, a lump sum cash distribution option shall be available under this Plan as of the date benefit payments under the Retirement Plan are to begin. In those cases in which lump sum options are available, the amount of such lump sum cash distribution will be the actuarial present value of the benefit payable under this Plan, based on the same interest and mortality assumptions used under the Retirement Plan for determining the $3,500 mandatory single cash distribution. Benefits shall be paid from the Company's general funds or as otherwise determined by the Compensation Committee of the Board of Directors.

         Any benefit payable under the Retirement Plan, or the Ryder Retirement Plan, or both, shall be paid solely in accordance with the terms and provisions thereof, and nothing in this

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Agreement shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Retirement Plan, or the Ryder Retirement Plan, or both.

                                   ARTICLE IV

                   ADMINISTRATION; AMENDMENTS AND TERMINATION;
                           RIGHTS AGAINST THE COMPANY

         4.01 Administration - The Committee shall administer this Plan. The Committee shall have, and shall exercise and perform, all the powers, rights, authorities and duties set forth in the Retirement Plan which are applicable to the Retirement Committee under the Retirement Plan. The Retirement Plan provisions regarding said powers, rights, authorities and duties are incorporated herein by reference and shall have the same effect with respect to this Plan as if set forth in full herein. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan. The Committee may appoint a plan administrator who will be responsible for and will perform all duties and obligations delegated to him by the Committee. The Committee shall have the power to delegate those duties it deems necessary and appropriate for the plan administrator to perform.

         4.02 Amendment - The Compensation Committee of the Board of Directors of the Company, solely, and without the approval of the Committee or any Participant, shall have the right to amend this Plan at any time and from time to time, by resolution adopted by it. Any such amendment shall become effective upon the date stated therein. No such amendment shall diminish the benefits of those who are already receiving benefits under the Plan or those who are within 3 years of retirement age or early retirement age as defined by the Retirement Plan and have otherwise met the retirement or early retirement provisions of the Retirement Plan.

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         4.03 Termination - The Company has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, circumstances not now foreseen or circumstances beyond the Company's control may make it impossible or inadvisable to continue the Plan; therefore, the Compensation Committee of the Board of Directors of the Company, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time. In the event of Plan termination, the only Participants that shall be entitled to a benefit under this Plan are those who are already receiving benefits under the Plan and those who are within 3 years of retirement age or early retirement age as defined under the Retirement Plan and have otherwise met the retirement or early retirement provisions of the Retirement Plan. The benefit paid to these Participants shall equal the lump sum present value of the Participant benefit under the Plan as of the termination date, calculated in the same manner as lump sum distributions are calculated under the Retirement Plan.

         4.04 Rights Against the Company - The establishment of this Plan shall not be construed as giving to any Participant, employee or any person whomsoever, any legal, equitable or other rights against the Company, or its officers, directors, agents or shareholders, or giving to any Participant any equity or other interest in the assets, business or shares of the Company, or giving any employee the right to be retained in the employment of the Company. All employees and Participants shall be subject to discharge to the same extent that they would have been if this Plan had never been adopted. Subject to the rights of the Company to terminate this Plan or any benefit hereunder, the rights of a Participant hereunder shall be solely those of an unsecured creditor of the Company.

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                                    ARTICLE V

                            GENERAL AND MISCELLANEOUS

         5.01 Spend Thrift Clause - No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or any other person or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise encumber or dispose of any interest in the Plan shall be void.

         5.02 Severability - In the event any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         5.03 Construction of Agreement - The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. It is the Company's Intention that this Plan be an unfunded plan providing deferred compensation for a select group of management or highly compensated employees as referred to in Section 401 of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the Plan shall at all times be construed and interpreted so as to comply with the requirements thereof.

         5.04 Governing Law - The validity and effect of this Agreement and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Texas.

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         5.05 No Requirement to Fund - This Plan is not funded, escrowed or trusteed in any way or form and the establishment of any bookkeeping account or entry or private investment by the Company to assist it in providing the benefits contemplated hereunder shall not give any Participant, Beneficiary or other party whomsoever any interest in or right to such account, entry or investment.

                                   ARTICLE VI

                          CHANGE OF CONTROL PROVISIONS

         6.01 Vesting - In the event of a Change of Control as defined in
Section 9.2(E)(l) of the Retirement Plan, as the same may hereafter be amended from time to time, any Participant who would be eligible for benefits under the Plan if his employment had terminated as of the date of the Change of Control, except for the fact that the Participant was not yet vested in such benefits under the terms of the vesting schedule applicable to the Retirement Plan, shall be deemed to be immediately 100% vested in such benefits for purposes of eligibility for benefits hereunder.

         6.02 Benefits Payable in the Event of Change of Control - In the event of such Change of Control, the eligible Participant shall be entitled to receive an immediate cash payment equal to the actuarial value of monthly benefits otherwise payable from this Plan computed under the assumption that the Participant's employment terminated as of the date of Change of Control. The amount of such cash payment shall be determined in accordance with the following provisions:

         (a) The monthly benefit to which the Participant would have been entitled at his normal retirement date and at each early retirement date will be computed in accordance with the terms of the Retirement Plan, where such amount shall be computed without regard to limitations under Sections

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              401(a)(17) and/or 415 of the Code and assuming any Restricted
              Stock Rights awarded to such Participant which was not otherwise vested became vested on the date of the Change of Control. For this purpose, each Participant will be deemed to have met the applicable requirements to be eligible for the maximum early retirement benefit that could be payable under the terms of the Retirement Plan.

         (b) The amount of benefit payable under the Retirement Plan will be computed at each applicable early and normal retirement age.

         (c) After subtracting the amount in (b) above from the amount determined in (a) above at each applicable early or normal retirement age, a lump sum cash payment amount shall be determined in the same manner as lump sum distributions are determined under the Retirement Plan. The result which produces the largest lump sum amount shall be the cash amount payable under this Plan.

         6.03 Adjustment to Payment to Cover Participant's Tax Liability - In addition to the cash payment determined under 6.02 above, an additional amount shall be payable to the Participant such that the total cash payment amount to the Participant shall be equal to the amount that would (after adjusting for the assumed amount of federal income tax applicable to the total cash payment) result in a net cash after-tax amount to the Participant equal to the cash payment amount determined in 6.02 above.

         6.04 No Duplication of Benefits - In the event these Change of Control provisions become applicable, any future benefits payable under this Plan to the Participant shall be actuarially adjusted to reflect the benefits paid under the provisions of this Article VI. The

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purpose of this Section 6.04 is to avoid the duplication of benefit payments on behalf of a Participant.

         IN WITNESS WHEREOF, the Company has caused this Plan to be signed by its duly appointed officers and its corporate seal to be hereunto affixed as of the day and year above written.



                                       By:
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ATTEST:


By:
   --------------------------------

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